POWER OF ATTORNEY

	KNOW ALL PERSONS BY THIS DOCUMENT: That I, WILLIAM D. RAY, have made, constituted, and appointed, and by this document do make, constitute, and appoint RICHARD H. BACHMANN, MICHAEL A. CREEL and JOHN E. SMITH, of the County of Harris, State of Texas, whose signatures are:

					s/ Richard H. Bachmann
			         	__________________________________
			         	Richard H. Bachmann, Attorney-in-Fact

					s/ Michael A. Creel
                                        __________________________________
                                        Michael A. Creel, Attorney-in-Fact

					s/ John E. Smith
                                        __________________________________
                                        John E. Smith, Attorney-in-Fact

or any of them, signing singly, my true and lawful attorney-in-fact, and in my name, place, and stead to:

1. Execute, deliver and file on behalf of the undersigned, in the undersigned's capacity as an officer or director of Enterprise Products GP, LLC, the sole general partner of Enterprise Products Partners L.P. (the "Company"), any U.S. Securities and Exchange Commission Form 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder with respect to holdings of or trading in securities issued by the Company;

2. Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form or any amendment thereto with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3. Take any other action of any type whatsoever in connection with or in furtherance of the matters described in paragraphs 1 and 2 above which in the opinion of my attorney-in-fact may be of benefit to, and in the best interest of, or legally required by, the undersigned.

	Giving and granting to each such attorney-in-fact full power and authority to do and perform every act necessary and proper to be done in the exercise of the foregoing powers as fully as I might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

	This Power of Attorney shall remain in effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of June, 2000.


				          S/ William D. Ray
				          ___________________________
				          WILLIAM D. RAY